                                                                  EXHIBIT 6.2.1

                               ARTICLES OF MERGER

                                       OF

                                 TRANS MAR, INC.

                                  WITH AND INTO

                         FINE GOLD RECOVERY SYSTEMS INC.


     Pursuant to the provisions of the Revised Statutes of Nevada 1995, Chapter 92A, and Chapter 23B of the Revised Code of Washington, the undersigned corporations deliver to the Nevada Secretary of State and the Washington Secretary of State these Articles of Merger for filing.


                                       I.

     Trans Mar, Inc. is a corporation organized under and governed by the laws of the State of Washington. Fine Gold Recovery Systems Inc. is a corporation organized under and governed by the laws of the State of Nevada.


                                       II.

     Attached hereto as Exhibit A, and incorporated herein by this reference, is a Plan of Merger and Reorganization (the "PLAN"), dated as of February 29, 1996, which was adopted by Trans Mar, Inc. and Fine Gold Recovery Systems Inc. and sets forth the terms of the merger of Trans Mar, Inc. with and into Fine Gold Recovery Systems Inc.


                                      III.

     The Plan was submitted to the shareholders of Trans Mar, Inc. and Fine Gold Recovery Systems Inc.


                                       IV.

     By resolutions duly adopted at a special meeting of shareholders of Trans Mar, Inc. held on February 29, 1996, the number of shares of the common stock of Trans Mar, Inc., the only class of securities of Trans Mar, Inc. entitled to vote on the Plan, voted for and against the Plan was:


                       FOR          AGAINST

                    --------        -------

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                                       V.

     The Plan was approved by the unanimous written consent of the sole shareholder of Fine Gold Recovery Systems Inc.


                                       VI.

     At and as of the Effective Time set forth in the Plan (the "EFFECTIVE TIME"), Article IV of the Articles of Incorporation of Fine Gold Recovery Systems Inc. is hereby amended to read as follows:

                                      "IV.

          The capital of the corporation shall consist of Seven Million (7,000,000) shares of capital common stock, par value $.01 per share."


                                      VIII.

     No approval of any owner of any parent of Trans Mar, Inc. or Fine Gold Recovery Systems Inc. was required.


                                       IX.

     Upon the consummation of the merger described in the Plan, Fine Gold Recovery Systems Inc. agrees to appoint the Washington Secretary of State as its agent for service of process in a proceeding to enforce any obligation or the rights of dissenting shareholders of Trans Mar, Inc. Fine Gold Recovery Systems Inc. agrees that it will promptly pay to the dissenting shareholders of Trans Mar, Inc. the amount, if any, to which they are entitled under Chapter 23B.13 of the Revised Code of Washington.

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     EXECUTED as of the 29th day of February, 1996.



Trans Mar, Inc.,                        Fine Gold Recovery Systems Inc.,
     a Washington corporation                a Nevada corporation


By                                      By
  ------------------------------           ------------------------------
     Melvin L. Alter                          C. Patrick Costin
     President                                President

and                                and


By                                      By
  ------------------------------           ------------------------------
     Wallace D. Henderson                     William P. Long
     Secretary                                Secretary

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STATE OF UTAH            )
                         ) ss.
COUNTY OF SALT LAKE      )

     This instrument was acknowledged before me on February 29, 1996 by Melvin
L. Alter, as President of Trans Mar, Inc., a Washington corporation.



                              --------------------------------
                              NOTARY PUBLIC

My Commission Expires

--------------------------



STATE OF NEW MEXICO      )
                         ) ss.
COUNTY OF ______________ )

     This instrument was acknowledged before me on February 28, 1996 by Wallace
D. Henderson, as Secretary of Trans Mar, Inc., a Washington corporation.



                              --------------------------------
                              NOTARY PUBLIC

My Commission Expires

--------------------------



STATE OF NEVADA               )
                              ) ss.
COUNTY OF _____________       )

     This instrument was acknowledged before me on February ____, 1996, by C. Patrick Costin, as President of Fine Gold Recovery Systems Inc., a Nevada corporation.



                              --------------------------------
                              NOTARY PUBLIC

My Commission Expires

--------------------------

STATE OF UTAH            )
                         ) ss.
COUNTY OF SALT LAKE      )

     This instrument was acknowledged before me on February 29, 1996, by William
P. Long, as Secretary of Fine Gold Recovery Systems Inc., a Nevada corporation.



                              --------------------------------
                              NOTARY PUBLIC

My Commission Expires

--------------------------

                                    EXHIBIT A

                        PLAN OF MERGER AND REORGANIZATION

                                FOR THE MERGER OF

                                 TRANS MAR, INC.

                                  WITH AND INTO

                         FINE GOLD RECOVERY SYSTEMS INC.


     THIS PLAN OF MERGER AND REORGANIZATION (the "PLAN") is dated as of the 29th day of February, 1996, among Trans Mar, Inc., a corporation organized under the laws of the State of Washington ("TMI") with offices at 1936 East 23rd Avenue, Spokane, Washington 99210, Altair International Gold Inc., a corporation organized under the laws of the Province of Ontario, Canada ("ALTAIR") with offices at 1725 Sheridan Avenue, Suite 140, Cody, Wyoming 82414, and Fine Gold Recovery Systems Inc., a corporation organized under the laws of the State of Nevada ("FINE GOLD") with offices at 1850 Aquila Avenue, Reno, Nevada 89509.


                                   WITNESSETH:

     WHEREAS, TMI, Altair and Fine Gold entered into a Merger Agreement dated as of February 8, 1996 pursuant to which this Plan is executed; and

     WHEREAS, Fine Gold is a wholly-owned subsidiary of Altair; and

     WHEREAS, the boards of directors of Fine Gold, Altair and TMI have approved this Plan whereby TMI shall be merged with and into Fine Gold, and the Plan has been approved by the shareholders of TMI and Fine Gold; and

     WHEREAS, Fine Gold, Altair and TMI intend that the Plan constitute a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, whereby TMI will be merged with and into Fine Gold in accordance with the applicable laws relating thereto, and whereby Fine Gold will remain a wholly-owned subsidiary of Altair.


                                   AGREEMENT:

     NOW, THEREFORE, in order to consummate such Plan, in consideration of the mutual covenants herein set forth the parties agree as follows:

     1. MERGER. At and on the Effective Time set forth in Section 2 below, TMI shall be merged with and into Fine Gold in accordance with the terms hereof. Fine Gold shall be the surviving corporation.

     2. EFFECTIVE TIME. The effective time (the "EFFECTIVE TIME") of this Merger shall be the time and date appropriate articles of merger are filed pursuant to the laws of the States of Nevada and Washington, or at such later time or date after such filing as specified in such articles.


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     3.   ARTICLES AND BYLAWS; AUTHORIZED CAPITAL; OFFICE; AGENT.  At and after the Effective Time, the Articles of Incorporation and Bylaws of Fine Gold as in effect immediately prior to the Effective Time shall continue to be the Articles of Incorporation and Bylaws of the surviving corporation until amended in accordance with applicable law, except as follows:

               (a) AUTHORIZED CAPITAL. The authorized capital of the surviving corporation shall consist of seven million (7,000,000) shares of capital common stock, par value $.01 per share;

     4.   TERMS AND CONDITIONS OF MERGER.  At the Effective Time:

          (a) TMI STOCK. All shares of capital common stock of TMI in the aggregate (the "TMI STOCK") issued and outstanding immediately prior to the Effective Time shall automatically be exchanged for One Million Nine Hundred Twenty Thousand (1,920,000) shares of capital voting common stock of Altair (the "ALTAIR STOCK"). All shares of Altair Stock into which shares of TMI Stock shall have been exchanged pursuant to this Section shall be deemed to have been issued in full satisfaction of all rights pertaining to such exchanged shares. At the Effective Time, the holders of certificates formerly representing TMI Stock outstanding on the Effective Time shall cease to have any rights with respect to such stock, except their rights to the Altair Stock into which their shares of TMI Stock have been converted by the Merger.

          (b) FINE GOLD STOCK. Each share of capital common stock of Fine Gold issued and outstanding immediately prior to the Effective Time (the "FINE GOLD STOCK") shall be converted into and shall be one share of capital common stock of the surviving corporation, par value $.01 per share, and, notwithstanding
Section 4(a) above, shall not be converted into shares of Altair Stock but shall remain outstanding stock of the surviving corporation and shall be owned by Altair. At the Effective Time, the holder of certificates formerly representing Fine Gold Stock outstanding at the Effective Time shall cease to have any rights with respect to such stock, except its rights to the stock of the surviving corporation into which its shares of Fine Gold Stock have been converted by the Merger.

     5.   RIGHTS AND DUTIES OF THE SURVIVING CORPORATION.  At the Effective Time
(a) TMI shall be merged with and into Fine Gold, (b) the separate existence of TMI shall cease, (c) the surviving corporation shall continue to be a Nevada corporation and shall be subject to Nevada law, (d) the title to all real estate and other property owned by TMI shall be vested in the surviving corporation without reversion or impairment, (e) the surviving corporation shall have all of the liabilities of TMI, and (f) a proceeding against TMI may be continued as if the Merger had not occurred or the surviving corporation may be substituted in the proceeding for TMI.

     6. EXECUTION. This Plan may be executed in any number of counterparts each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

     IN WITNESS WHEREOF, TMI, Altair and Fine Gold have each executed this Plan as of the date set forth above.

                              TRANS MAR, INC.


                              By:
                                  ------------------------------
                                   Melvin L. Alter,
                                   President

                              ALTAIR INTERNATIONAL GOLD INC.


                              By:
                                  ------------------------------
                                   William P. Long,
                                   President


                              FINE GOLD RECOVERY SYSTEMS INC.


                              By:
                                  ------------------------------
                                   C. Patrick Costin,
                                   President